Exhibit 99.4

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: (PLEASE DO NOT WRITE OUTSIDE THE DESIGNATED AREAS) THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. Please indicate, using the boxes to the right, whether you plan to attend the special meeting. ! ! Yes No E26728-TBD 1. To adopt the Agreement and Plan of Merger, dated as of March 6, 2017, by and between Astoria Financial Corporation (“Astoria”) and Sterling Bancorp (“Sterling”), as such agreement may be amended from time to time, pursuant to which Astoria will merge with and into Sterling, with Sterling as the surviving corporation. 3. To approve one or more adjournments of the special meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the Sterling merger proposal. 2. To approve an amendment to Sterling’s Amended and Restated Certificate of Incorporation to increase Sterling’s authorized shares of common stock by 120 million to 310 million. ! ! ! ! ! ! ! ! ! For Against Abstain VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on [TBD], 2017. Follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone within the USA, US territories & Canada to transmit your voting instructions up until 11:59 P.M. Eastern Time on [TBD], 2017. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTE w V.1.1 STERLING BANCORP 400 RELLA BOULEVARD MONTEBELLO, NY 10901-4243 STERLING BANCORP The Board of Directors recommends you vote FOR Proposal 1, FOR Proposal 2, and FOR Proposal 3: For address changes and/or comments, please check this box and write them ! on the back where indicated. This signatures section must be completed for your vote to be counted. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. NNY1700708__17

E26729-TBD V.1.1 STERLING BANCORP Notice of Special Meeting of Stockholders [TBD], 2017 [TBD] This proxy is solicited by the Board of Directors The Stockholder hereby appoints each of [TBD] and Jack L. Kopnisky, acting as the official proxy committee with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of common stock of Sterling Bancorp (the "Company") that the undersigned is entitled to vote at the Special Meeting of Stockholders ("Special Meeting") to be held at Sterling's business address at 21 Scarsdale Road, Yonkers, New York 10707, on [TBD], 2017, at [TBD] Eastern Time, and at any adjournment or postponement thereof, and to act with respect to all votes that the undersigned would be entitled to cast, if then personally present. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 3. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED AS DIRECTED BY A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING. PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR THE INTERNET OR COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. Continued and to be signed on reverse side Address Changes/Comments: _______________________________________________________________________________ ________________________________________________________________________________________________________ (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) NNY1700708__18